Exhibit 10.58
AMENDMENT NUMBER FOUR
to the
FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Dated as of January 27, 2010
between
NATIONSTAR MORTGAGE LLC
and
THE ROYAL BANK OF SCOTLAND PLC
     This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) is made this 25th day of February, 2012 (the “Amendment Effective Date”) between NATIONSTAR MORTGAGE LLC (“Seller”) and THE ROYAL BANK OF SCOTLAND PLC (“Buyer”), to that certain Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010, between Seller and Buyer (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
RECITALS
     WHEREAS, Seller and Buyer desire to amend the Agreement to extend the termination date, modify certain pricing terms and provide for the sale of certain types of loans under the Agreement; and
     WHEREAS, Seller and Buyer have agreed to amend the Agreement as set forth herein.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Amendments. As of the Amendment Effective Date, the Agreement is hereby amended as follows:
     (a) Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “Buyer shall, with respect to the Committed Amount and may, with respect to the Uncommitted Amount, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Eligible Loans or 100% beneficial interests in Eligible Loans evidenced by Eligible Participation Certificates, which are then exchanged for Eligible Securities, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller Purchased Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement. It is hereby understood and agreed that the repurchase facility provided for in this Agreement with respect to the Uncommitted Amount is an uncommitted facility.”
     (b) Section 2 of the Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:
     “2012 Renewal Commitment Fee” shall have the meaning assigned to it in the Pricing Side Letter.
     “Committed Amount” shall mean $150,000,000.
     “Uncommitted Amount” shall mean $150,000,000.

     (c) The definitions of “Maximum Aggregate Purchase Price”, “Termination Date” and “Transaction Notice” in Section 2 of the Agreement are hereby amended and restated in their entirety to read as follows:
     “Maximum Aggregate Purchase Price” shall mean, as of any date of determination, shall mean (i) the sum of (A) the Committed Amount and (B) in the Buyer’s sole discretion, the Uncommitted Amount minus (ii) the aggregate outstanding “Purchase Price” (as such term is defined in the Bond Repurchase Agreement) under the Bond Repurchase Agreement as of such date.
     “Termination Date” shall mean February 22, 2013, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Transaction Notice” shall mean a written request by Seller delivered to Buyer to enter into a Transaction, which may be delivered electronically in the form attached hereto as Exhibit D, or in the form of an Asset Schedule, and in any case in a form mutually agreed upon between Seller and Buyer.
     (d) Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) Subject to the terms and conditions of the Program Documents, Buyer shall (with respect to the Committed Amount) and may in its sole discretion (with respect to the Uncommitted Amount) enter into Transactions from time to time with an aggregate Purchase Price for all Purchased Assets acquired by Buyer not to exceed the Maximum Aggregate Purchase Price. Buyer shall have the obligation to enter into Transactions up to the Committed Amount, subject to the terms and conditions herein, but shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. Unless otherwise agreed to between Buyer and Seller in writing, all purchases of Eligible Assets shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount. Buyer shall have the right, upon written notice to Seller, to terminate any Transactions with respect to the Uncommitted Amount and require the repurchase of any such Purchased Assets within thirty (30) calendar days of such notice. Unless otherwise agreed, Seller shall request that Buyer enter into a Transaction by delivering (i) a Transaction Notice, appropriately completed, to Buyer and an Asset Schedule to Buyer and Custodian; provided that in connection with any Transaction Notice, Seller shall be deemed to have made the certifications and representations and warranties set forth in Exhibit D hereto regardless of the form of such Transaction Notice and (ii) the Mortgage File to Custodian for each Loan (other than a Wet Loan) proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate), which, Transaction Notice, Asset Schedule and Mortgage File must be received no later than 12:00 p.m. (New York City time) on the requested Purchase Date. Such Transaction Notice shall clearly indicate those Loans that are intended to be Wet Loans and Dry Loans and include a Asset Schedule in respect of the Assets that Seller proposes to include in the related Transaction. Each Transaction Notice shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement and the Transaction Notice, Buyer shall deliver to Seller, in electronic or other format, a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. Following its receipt of a Transaction Notice, the Buyer shall deliver to the Seller, in electronic or other format, a “Confirmation” confirming the terms thereof prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase

Date, all of which terms shall be as specified in the related Transaction Notice and the Program Documents. By entering into a Transaction with Buyer, Seller consents to the terms set forth in any related Confirmation. Any such Confirmation and the related Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect to the Transaction to which the Transaction Notice and Confirmation, if any, relates. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction. It is acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the facility with respect to the Uncommitted Amount provided under this Agreement is an uncommitted facility and Buyer shall have no obligation to enter into any Transactions hereunder in excess of the Committed Amount.”
     (e) Section 4(c) of the Agreement is hereby amended by adding the following new language at the end thereof:
     “In connection with the extension of the Termination Date from February 24, 2012 to February 22, 2013, Seller agrees to pay to Buyer an additional commitment fee for the period beginning on February 24, 2012 through February 22, 2013, equal to the 2012 Renewal Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer on or prior to February 24, 2012. Buyer may, in its sole discretion, the payment of the 2012 Renewal Commitment Fee then due and payable from the proceeds of any Purchase Price paid to Seller. The 2012 Renewal Commitment Fee is and shall be deemed to be fully earned and non-refundable as of February 24, 2012.”
     (f) Section 4(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
     “(d) Non-Utilization Fee. On a quarterly basis and on the Termination Date, Buyer shall determine the average utilization of the facility during the preceding calendar quarter (or portion thereof with respect to (i) the first utilization calculation, during the period from the Effective Date to the calculation date, or (ii) with respect to the Termination Date, during the period from the date through which the last non-utilization fee calculation has been made to the Termination Date) by Seller by dividing (a) the sum of the Purchase Prices outstanding on each day during such period, by (b) the number of days in such period. If such average amount determined for any period as a percentage of the Committed Amount (the “Utilization Percentage”) is less than 75%, Seller shall pay to Buyer on the Repurchase Dates in occurring in the last month of each calendar quarter or the Termination Date (as applicable), the Non-Utilization Fee; provided that Seller shall not be obligated to pay any Non-Utilization Fee to Buyer for any period with respect to which the Utilization Percentage in such period is greater than or equal to 75%. All payments shall be made to Buyer in Dollars, in immediately available funds, without deduction, setoff or counterclaim. Buyer may, in its sole discretion, net such Non-Utilization Fee from the proceeds of any Purchase Price paid to any Seller. Each payment of the Non-Utilization Fee is and shall be deemed to be non-refundable when paid.”
     (g) The introduction to Section 9(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
     “(b) The obligation of Buyer to enter into each Transaction pursuant to this Agreement (including the initial Transaction) with respect to the Committed Amount and the agreement by Buyer (if any) to enter into each Transaction pursuant to this Agreement (including the initial Transaction) with respect to the Uncommitted Amount is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:”
     (h) Section 17 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “17. ACCELERATION OF REPURCHASE DATE
     Buyer may, at any time, with respect to the Uncommitted Amount only, terminate this Agreement by providing written notice to Seller. Within thirty (30) calendar days of receipt of such notice, Seller agrees to repurchase all Purchased Assets which were financed from the Uncommitted Amount at the Repurchase Price and to satisfy all of its Obligations with respect to such Purchased Assets hereunder.”
          SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
          SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Four (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.
          SECTION 4. Conditions Precedent. This Amendment Number Four shall become effective on the Amendment Effective Date, provided that the Buyer shall have received this Amendment Number Four delivered by a duly authorized officer of the Seller and such other documents as the Buyer or counsel to the Buyer may reasonably request.
          SECTION 5. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
          SECTION 6. Governing Law. THIS AMENDMENT NUMBER FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
          SECTION 7. Counterparts. This Amendment Number Four may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This Amendment Number Four, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Amendment Number Four shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.
          SECTION 8. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

NATIONSTAR MORTGAGE LLC
(Seller)

By:	/s/ Gregory A. Oniu
Name:	Gregory A. Oniu
Title:	SVP

THE ROYAL BANK OF SCOTLAND PLC
(Buyer)

By: RBS Securities Inc., its agent

By:	/s/ Regina Abayev
Name:	Regina Abayev
Title:	Director
Amendment Number Four to the Fifth Amended and Restated Master Repurchase Agreement (Nationstar Mortgage LLC & The Royal Bank of Scotland plc)